Exhibit 10.2

CSR plc

THE CSR SHARE AWARD PLAN

This is a copy of the rules of the CSR Share Award Plan as

produced to the Annual General Meeting of CSR plc held on

4 May 2005 and signed by the Chairman for the purposes of

identification only

Chairman

Approved by shareholders: 4 May 2005

THE CSR SHARE AWARD PLAN

CONTENTS

Part A: Interpretation and Administration	Rules 1 – 3

Part B: Grant of Awards	Rules 4 – 11

Part C: Exercise of Awards	Rules 12 – 13

Part D: Cessation of Employment	Rules 16 – 17

Part E: Recovery of Tax	Rule 18

Part F: Corporate Transactions	Rules 19 – 22

Part G: Amendments	Rules 23 – 24

Part H: Miscellaneous	Rules 25 – 32

CONTENTS

1	DEFINITIONS	1

2	INTERPRETATION	4

3	ADMINISTRATION	5

4	ELIGIBILITY	6

5	MAKING OF AWARDS	6

6	TIMING OF GRANT OF AN AWARD	6

7	INDIVIDUAL LIMIT ON THE MAKING OF AWARDS	7

8	OVERALL LIMITS ON THE MAKING OF AWARDS	7

9	TAX INDEMNITY	7

10	ACCEPTANCE OF AN AWARD	7

11	DATA PROTECTION	8

12	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT	8

13	NON-TRANSFERABILITY OF AWARDS	8

14	PERFORMANCE TARGETS	9

15	EXERCISE OF AWARDS	9

16	CESSATION OF EMPLOYMENT	10

17	TIME OF LEAVING	11

18	RECOVERY OF TAX	12

19	CHANGE OF CONTROL	13

20	STATUTORY RECONSTRUCTION	13

21	DEMERGER	13

22	WINDING-UP	14

23	REORGANISATION NOT INVOLVING A CHANGE OF CONTROL	14

24	EXTENT TO WHICH AWARDS MAY BE EXERCISED ON A CORPORATE TRANSACTION	14

25	VARIATION OF SHARE CAPITAL	15

26	ALTERATION OF THE PLAN	15

27	ALLOCATION OF FUNDS	16

28	SERVICE OF DOCUMENTS	16

29	RIGHTS ATTACHING TO SHARES	16

30	STAMP DUTY	17

31	JURISDICTION	17

32	THIRD PARTY RIGHTS	17

SCHEDULE 1—PERFORMANCE TARGET		18

Appendix 1—2005 COMPARATOR GROUP		21

SCHEDULE 2—CONTINGENT SHARE AWARDS		22

PART A: INTERPRETATION AND ADMINISTRATION

1.	DEFINITIONS

1.1	In this Plan the following words and expressions have the meanings given below:-

“Acquiring Company”	a company which has acquired Control of the Company

“Announcement”	the announcement to the London Stock Exchange of the annual or half yearly results of the Company for a Year or the announcement of results for another period

“Auditors”	the auditors for the time being of the Company or in the event of there being joint auditors, such one of them as the Committee may decide, or such other firm of registered auditors as the Committee may decide

“Award”	a right to acquire Shares subject to the terms and conditions of the Plan and which may, where the Committee so determines at the Award Date, be in the form of either an option to acquire a number of Shares for nil-cost or to subscribe for a number of Shares at the aggregate par value of those Shares. An Award shall include a Performance Share Award or a Retention Award as the context admits

“Award Date”	the date on which an Award is made

“Awardholder”	a person to whom an Award has been made or, if that person has died, and where the context requires, his Personal Representatives

“Awardholder’s Employer” (or “my Employer”)

such member of the Group as is an Awardholder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or such other person as, under the PAYE Regulations or, as the case may be, the NI Regulations, or any other statutory or regulatory provision (whether in the United Kingdom or otherwise) is obliged to account for any Award Tax Liability

“Award Shares”	in relation to an Award at any given time, the number of Shares in respect of which such Award is then held

“Award Tax Liability”	any liability of an Awardholder’s Employer or of any other person (apart from the Awardholder) to account to the Inland Revenue, the US Internal Revenue Service or other tax authority for any amount of, or representing, income tax or NICs (which shall, include Employer’s NICs where an agreement or election has been entered into under paragraph 3A or 3B or Schedule 1 to the Social Security and Benefits Act 1992) or any equivalent charge in the nature of tax or social security contributions (whether under the laws of the United Kingdom or of any other jurisdiction) which may arise upon the vesting, exercise or release of, or the acquisition of Shares pursuant to, an Award

“Change of Control”	in relation to the Company coming under the Control of another person, or persons acting in concert, as a result of a general offer being made as mentioned in Rule 0, the time when such person obtains, or such persons together obtain such Control and any condition subject to which the offer is made has been satisfied

“Committee”	the Remuneration Committee of the Directors, or such other committee comprising a majority of non-executive directors of the Company to which the Directors delegate responsibility for the operation of this Plan or, following a Change of Control of the Company, those persons who comprised the Remuneration Committee or such other committee of the Directors immediately before such Change of Control

“Companies Act”	the Companies Act 1985

“Company”	CSR plc (registered in England no 04187346)

“Control”	has the meaning given in section 840 of the Taxes Act

“Daily Official List”	the Daily Official List of the London Stock Exchange

“Date of Approval”	the date on which this Plan is approved by shareholders of the Company

“Date of Listing”	the date on which the Ordinary Share Capital of the Company was admitted to trading on the London Stock Exchange

“Dealing Day”	a day on which the London Stock Exchange is open for business

“Directors”	the board of directors of the Company or a duly authorised committee of the directors

“Eligible Employee”	an executive director or bona fide employee of any member of the Group

“Employer’s NICs”	in the UK, secondary Class I NICs and, in any other jurisdiction, such other social security contributions (or equivalent taxes) for which the Awardholder’s Employer is primarily liable to account

“Exchange of Awards”

the grant, in consideration of the release of an Award, of rights to acquire shares in an Acquiring Company or a company which has control of an Acquiring Company or either is, or has control of, a company which is a member of a consortium owning either an Acquiring Company or a company having control of an Acquiring Company, and being rights which are:-

(a)    in the opinion of the Committee, and disregarding the Performance Target attaching to such Award, substantially equivalent in value to the value of such Award; and

(b)    on terms approved by the Committee and in relation to which any performance targets set are, in the opinion of the Committee, no more difficult to achieve within the same Performance Period than was the Performance Target set in relation to such Award

“Grantor”	in relation to an Award, the Company or the Trustee who has granted such Award

“Group”	the Company and any company which is for the time being a Subsidiary or a company which is (within the meaning of Section 736 of the Companies Act) the Company’s holding company or a subsidiary of the holding company

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003

“London Stock Exchange”	London Stock Exchange plc

“Market Value”	on a given day, the average of the middle market quotations of a Share as derived from the Daily Official List for the 3 consecutive Dealing Days last preceding that day

“Model Code”	the Model Code on directors’ dealings in securities, as set out in the appendix to Chapter 16 of the Listing Rules issued by the UKLA from time to time or such other code adopted by the Company, which contains provisions similar in purpose and effect to the Model Code

“NICs”	in the UK, National Insurance contributions or, in any other jurisdiction, social security contributions (or other similar taxes)

“NI Regulations”	the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs

“Ordinary Share Capital”	the issued ordinary share capital of the Company other than fixed-rate preference shares

“PAYE Regulations”	the regulations made under section 684 of ITEPA

“Performance Period”	the period over which the performance of the Company is to be measured for the purpose of determining whether, and to what extent, the Performance Target is met and which, unless the Committee determines otherwise shall be the period of 3 Years beginning with the Year in which the Award Date falls

“Performance Target”	the condition or conditions, relating to the performance of the Company over the Performance Period, imposed in relation to a Performance Share Award and which, unless the Committee determines otherwise, shall be the Performance Target in Schedule 1 to this Plan

“Performance Share Award”	an Award specified by the Committee as a Performance Share Award and that is subject to a Performance Target

“Personal Data”	the name, home address, telephone number, date of birth, or National Insurance number of an Awardholder, or other employee information including details of all rights to acquire Shares or other securities granted to such Awardholder and of Shares or other securities issued or transferred to such Awardholder pursuant to this Plan

“Personal Representatives”	the personal representatives of an Awardholder (being either the executors of his will to whom a valid grant of probate has been made or, if he dies intestate, the duly appointed administrator(s) of his estate) who have produced evidence of their appointment as such to the Company

“Plan”`	The CSR Share Award Plan, as set out in these rules and amended from time to time

“Retention Award”	an Award specified as a Retention Award by the Committee

“Salary”	the gross rate of basic annual salary (excluding any bonus, company pension contributions, and any other perquisites and benefits-in-kind) payable to a person at a given time by members of the Group

“Shares”	fully paid ordinary shares in the capital of the Company (or following a reconstruction, demerger or reorganisation of the Company or a Change of Control, shares or other securities acquired by virtue of, or in exchange for, such ordinary shares)

“Subsidiary”	any company which is for the time being a subsidiary (as defined in section 736 of the Companies Act) of the Company

“Taxes Act”	the Income and Corporation Taxes Act 1988

“Trust”	any trust established by the Company for the benefit of employees of the Group

“Trustee”	the trustee or trustees for the time being of a Trust

“UKLA”	the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

“Vesting Date”	the date, determined by the Grantor when an Award is made, after which Award Shares may be acquired by an Awardholder, subject to any Performance Target if applicable, which date shall (unless the Grantor determines otherwise) be the third anniversary of the Award Date

“Vested Shares”

Award Shares which an Awardholder has become entitled to acquire (as mentioned in Rule 0) in consequence of:-

a)      the passing of the Vesting Date and (in respect of a Performance Share Award) the Performance Target having been met; or

b)      if earlier, the Award Shares being deemed to have become Vested Shares as mentioned in Rules 0 and 0; or

c)      the application of Rules 0, 0, 0 or 0

Provided that where an Award has been granted to an Awardholder who is subject to the United States Federal Taxation in respect of the vesting or exercise of his Award, unless the Committee decides otherwise, no Award Shares shall first become Vested Shares at a time when the Company is in a prohibited period (within the meaning of the Model Code), and such Award Shares shall first become Vested Shares on the date determined by the Committee to be earliest date on which the Company is not in a prohibited period (within the meaning of the Model Code).

“Year”	a financial year of the Company

2.	INTERPRETATION

2.1	References to Shares in respect of which an Award subsists at any time are to be read and construed as references to the Shares over which the Award is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

2.2	Words and expressions used in this Plan and in the ancillary documents which are not defined in Rule 0 have the meanings they bear for the purposes of ITEPA.

2.3	Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.4	References to rules are to the rules of this Plan and no account shall be taken of the rule headings, which are for ease of reference only.

2.5	Words denoting the masculine gender shall include the feminine.

2.6	Words denoting the singular shall include the plural and vice versa.

2.7	If any question, dispute or disagreement arises as to the interpretation of this Plan or of any rules, regulations or procedures relating to it or as to any question or right arising from or related to this Plan, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors) be final and binding upon all persons.

3.	ADMINISTRATION

3.1	The Committee shall be responsible for setting the overall policy and principles relating to the operation of this Plan. The Directors may from time to time establish rules and make additional rules not inconsistent with the rules of the Plan and establish such procedures for its administration and implementation as they think fit.

3.2	In any matter in which they are required to act in connection with this Plan, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act 1996 shall not apply.

3.3	The Company shall bear the costs of the administration and implementation of this Plan.

PART B: GRANT OF AWARDS

4.	ELIGIBILITY

4.1	Subject to the following provisions of this Rule 0:-

4.1.1	the Committee shall have absolute discretion as to the selection of persons to whom Performance Share Awards may be granted; and

4.1.2	the Committee shall have absolute discretion in determining the criteria for selecting those individuals to whom Retention Awards may be made.(1)

4.2	An Award may only be granted to an Eligible Employee.

4.3	An Award shall not be granted to any Eligible Employee within the period of six months ending with the date on which that person is bound to retire in accordance with his contract of employment.

5.	MAKING OF AWARDS

5.1	An Award shall be in the form of either:-

5.1.1	a Performance Share Award; or

5.1.2	a Retention Award.

5.2	Awards shall be made by the Grantor executing a deed, provided that:-

5.2.1	Performance Share Awards may only be granted with the consent of the Committee;

5.2.2	Retention Awards may only be granted in accordance with criteria determined by the Committee under Rule 0; and

5.2.3	an Award may not be granted by the Trustee without the prior approval of the Company.

5.3	When an Award is made, the following shall be specified:-

5.3.1	the number of Award Shares;

5.3.2	the Vesting Date;

5.3.3	in respect of Performance Share Awards only, the Performance Target as determined by the Committee;

5.3.4	whether the Awardholder shall be required to bear the cost of Employer’s NICs payable in relation to the acquisition of Shares pursuant to such Award; and

5.3.5	in respect of an Award granted as an option, in accordance with Rule 0 any period for exercise that is less than a period of 10 years beginning with the Award Date.

6.	TIMING OF GRANT OF AN AWARD

6.1	An Award may only be made during the period of:-

6.1.1	42 days following the Date of Approval;

6.1.2	42 days beginning with the Dealing Day following an Announcement;

6.1.3	42 days immediately after the person to whom it is issued first becomes an Eligible Employee;

6.1.4	42 days following the removal of restrictions imposed by any statute, order or regulation (including any regulation, order or requirement imposed by the London Stock Exchange, UKLA or any other regulatory authority) which had previously prevented the grant of Awards pursuant to this Rule 0; or

(1)	In the 2005 AGM circular the Company specified that Performance Share Awards will be granted to executive directors and other senior employees and Retention Awards will be granted to selected key employees.

6.1.5	subject to the Model Code, at any other time, but only if, in the opinion of the Committee, the circumstances are exceptional.

6.2	No Award may be made in breach of the Model Code.

6.3	No Award shall be made after 3 May 2015.

7.	INDIVIDUAL LIMIT ON THE MAKING OF AWARDS

7.1	In any Year, the Market Value of Shares over which Awards may be granted to an Eligible Employee shall not exceed 100% of the Awardholder’s Salary, save that the figure shall be 200% where in the opinion of the Committee Awards are to be made in exceptional circumstances.

7.2	If it is intended by the Committee or the Directors that an Awardholder shall bear the cost of the Employer’s NICs arising upon the acquisition of Shares pursuant to an Award, the number of Shares in respect of which such Award is made may, notwithstanding the limit imposed by Rule 0, be increased by such number of Shares as the Committee or the Directors shall determine as may be appropriate (having regard to the expected rate of Employer’s NICs) for the purpose of compensating the Awardholder for assuming, or agreeing to assume, the burden of such Employer’s NICs.

8.	OVERALL LIMITS ON THE MAKING OF AWARDS

8.1	The number of Shares in respect of which rights to subscribe for Shares may be granted pursuant to, or for the purposes of, this Plan on any day, when added to:-

8.1.1	the number of Shares in respect of which rights to subscribe for Shares have previously been granted (and which, have not lapsed) pursuant to or for the purposes of this Plan; and

8.1.2	the number of Shares issued or issuable pursuant to options or awards granted in the period of 10 years ending on that day pursuant to any other employees’ share plan established by the Company shall not exceed 10 per cent of the Ordinary Share Capital on that day.

8.2	For the purposes of this Rule 8, “year” means a calendar year.

8.3	In determining the above limit:-

8.3.1	any Shares issued to the Trustees for the purposes of the Plan or any other employees’ share plan shall be included; and

8.3.2	no account shall be taken of any Shares pursuant to which the option or award to subscribe for such Shares was granted prior to the Date of Listing.

8.4	For the purposes of this Rule 0 references to rights to subscribe for Shares shall, if so required in accordance with guidance issued by the Association of British Insurers, be taken to include references to rights to acquire Shares issued or to be issued out of treasury.

9.	TAX INDEMNITY

9.1	It shall be a term and condition of every Award that the Awardholder indemnifies the Awardholder’s Employer against any Award Tax Liability.

10.	ACCEPTANCE OF AN AWARD

10.1	The provisions of Rule 0 shall only apply in relation to an Award if the Grantor determines that the Awardholder will be required to accept his Award.

10.2	If the Awardholder does not within 30 days of the Award Date (or such later time as the Grantor may determine) deliver to the Grantor a duly completed Form of Acceptance in relation to such Award then at the end of that period the Award shall lapse and be deemed never to have been made.

11.	DATA PROTECTION

It shall be a term and condition of every Award that an Awardholder agrees and consents to:-

11.1	the collection, use, processing and transfer of his personal data by any member of the Group and, if it is not the Company, the Grantor and any third party trustee or administrator of the Plan and any broker through whom shares are to be sold on behalf of an Awardholder;

11.2	members of the Group and, if it is not the Company, the Grantor and any third party trustee or administrator of the Plan, transferring the Awardholder’s Personal Data amongst themselves for the purposes of implementing, administering and managing this Plan and the grant of Awards and the acquisition of Shares pursuant to Awards;

11.3	the use of Personal Data by any such person for any such purposes; and

11.4	the transfer to and retention of Personal Data by third parties including any third party trustee or administrator of the Plan (whether or not any such third party is situated outside the European Economic Area) for or in connection with such purposes.

12.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

12.1	The making of an Award shall not form part of the Awardholder’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any member of the Group give such person any right or entitlement to an Award in respect of any number of Shares or any expectation that an Award might be made to him in the future, whether subject to any conditions or at all.

12.2	The rights and obligations of an Awardholder under the terms of his contract of employment with the Company or any member of the Group shall not be affected by the making of an Award or his participation in this Plan.

12.3	Any rights or entitlement of an Awardholder created by the making of an Award shall not afford the Awardholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any member of the Group for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

12.4	An Awardholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Award in consequence of the loss or termination of his office or employment with the Company or any member of the Group for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

13.	NON-TRANSFERABILITY OF AWARDS

13.1	An Award is personal to an Awardholder and may not be transferred during his lifetime.

13.2	An Award shall immediately lapse and cease to be exercisable if the Awardholder:-

13.2.1	transfers or assigns it (other than to his Personal Representatives), mortgages, charges or otherwise disposes of it;

13.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986 (or equivalent non-UK legislation);

13.2.3	makes or proposes a voluntary arrangement under the Insolvency Act 1986 (or equivalent non-UK legislation), or any other plan or arrangement in relation to his debts, with his creditors or any section of them; or

13.2.4	is otherwise deprived (except on death) of the legal or beneficial ownership of the Award by operation or law or doing or omitting to do anything which causes him to be so deprived.

PART C: EXERCISE OF AWARDS

14.	PERFORMANCE TARGETS

14.1	In respect of Performance Share Awards, the number or proportion of Award Shares which shall become Vested Shares shall be conditional on Performance Targets as determined by the Committee when the Award is made.

15.	EXERCISE OF AWARDS

15.1	An Award:

15.1.1	may be exercised only in respect of Vested Shares;

15.1.2	save as provided in Rule 0 below, may only be exercised by an Awardholder while he is a director or employee of a member of the Group;

15.1.3	notwithstanding any other provision of the Plan, may not be exercised after the expiration of the period of 10 years (or such shorter period as the Grantor may have determined before its grant) beginning with the Award Date.

15.2	An Award may be exercised in such form and manner as the Directors may from time to time prescribe.

PART D: CESSATION OF EMPLOYMENT

16.	CESSATION OF EMPLOYMENT

16.1	Subject to Rule 0, if an Awardholder ceases to hold office or employment within the Group by reason of:-

16.1.1	injury or disability (evidenced to the satisfaction of the Company);

16.1.2	redundancy (within the meaning of the Employment Rights Act 1996 (or equivalent non-UK legislation));

16.1.3	retirement;

16.1.4	death;

16.1.5	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person or company which is not a member of the Group;

16.1.6	the fact that the company with which he holds the office or employment by virtue of which he is eligible to participate in this Plan is no longer a member of the Group; or

16.1.7	any other reason which the Committee (in respect of Performance Share Awards) or the Directors (in the case of Retention Awards) determine in their absolute discretion to be appropriate,

the Awardholder (or, if he has died, his Personal Representatives) may within the period of 6 months from the date he so ceases to hold office or employment as provided in this Rule 16 exercise an Award granted to him in respect of the number of Award Shares which

(a)	are Vested Shares at the date he so ceases; and

(b)	are additionally deemed to be Vested Shares pursuant to Rule 0 or Rule 0 below.

Leaving for other reasons

16.2	An Awardholder who ceases to hold office or employment within the Group for any reason other than those set out in Rule 0 shall cease to have any right or entitlement to any Award Shares and his Award shall lapse.

Deemed Vesting—Retention Awards

16.3	Where an Awardholder who holds a Retention Award ceases to hold office or employment within the Group in any of the circumstances specified at Rule 0 above, the extent to which any Award Shares subject to such Retention Award that are not then Vested Shares may be deemed to be Vested Shares shall (unless the Committee determines otherwise in exceptional circumstances) be determined by applying a pro-rata reduction to the number of such Award Shares on the basis of the ratio that the number of complete months from the Award Date to the date of so ceasing to hold office or employment bears to 36 months.

Deemed Vesting—Performance Share Awards

16.4	Where an Awardholder who holds a Performance Share Award ceases to hold office or employment within the Group in any of the circumstances specified at Rule 0 above, the extent to which any Award Shares subject to such Performance Share Award that are not then Vested Shares may be deemed to be Vested Shares shall be determined as follows (unless the Committee determines otherwise in exceptional circumstances):-

16.4.1	by determining the extent to which the Performance Target has been satisfied at the end of the Year or at the half-year preceding such event; and

16.4.2	by applying a pro-rata reduction to the number of Shares determined following the application of the Performance Target on the basis of the ratio that the number of complete months from the Award Date to the date of so ceasing to hold office or employment bears to 36 months.

17.	TIME OF LEAVING

For the purposes of Rule 0, an Awardholder shall be treated as ceasing to hold office or employment within the Group only when he no longer holds any office or employment with any member of the Group or, if earlier, he gives or receives notice to terminate any office or employment with any member of the Group or is summarily dismissed from any such office or employment.

PART E: RECOVERY OF TAX

18.	RECOVERY OF TAX

18.1	If an Award Tax Liability arises pursuant to vesting, exercise, or release of an Award or on the acquisition of Shares pursuant to an Award then, unless:-

18.1.1	the Awardholder has indicated (in such manner as the Company may specify) that he will make a payment to the Company of an amount equal to the Award Tax Liability; and

18.1.2	the Awardholder does, within 14 days of being notified by the Company of the amount of the Award Tax Liability, make such payment to the Company the Company or, if different, the Grantor shall, to the extent necessary to satisfy the indemnity given pursuant to Rule 0, have the right:-

(a)	to retain and sell as agent for the Awardholder a sufficient number of the Shares acquired pursuant to the exercise of the Award and procure payment to the Awardholder’s Employer, out of the net proceeds of sale of such Shares (after deducting fees, commissions and expenses incurred in relation to the sale), of monies sufficient to satisfy such indemnity; or

(b)	to withhold the necessary amount from any payment of the Awardholder’s remuneration.

PART F: CORPORATE TRANSACTIONS

19.	CHANGE OF CONTROL

19.1	Subject to Rule 0, if, the Company shall come under the Control of another person as a result of:-

19.1.1	a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

19.1.2	a general offer to acquire all the shares in the Company of the same class as the Shares;

then Awards may be exercised to the extent (if any) permitted by Rule 0 within the period of 6 months of the Change of Control.

19.2	Any Awards shall, to the extent not exercised, lapse and cease to be exercisable at the end of such period as is mentioned in Rule 0.

19.3	If at any time any person becomes entitled or bound to acquire Shares under sections 428 to 430F (inclusive) of the Companies Act, an Award that is exercisable pursuant to Rule 0 above must be exercised within such period as such person remains so entitled or bound to acquire Shares and shall lapse and cease to be exercisable at the end of such period.

19.4	For the purposes of the preceding provisions of this Rule 0, a person shall be deemed to have Control of the Company if he and others acting in concert with him have together obtained Control of it.

20.	STATUTORY RECONSTRUCTION

20.1	Subject to Rule 0 and Rule 0, if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985, the Grantor (acting with the consent of the Committee) shall notify Awardholders that Awards may then be exercised to the extent (if any) permitted by Rule 0, within the period of 3 months (or such other longer period as the Grantor may specify) commencing on the date on which the compromise or arrangement becomes effective (or, if the Directors so determine, the earlier date when the court sanctions the compromise or arrangement) and any Awards shall, to the extent not exercised, lapse and cease to be exercisable at the end of such period.

20.2	The Grantor (acting with the consent of the Committee) may permit Awards to be exercised subject to the court sanctioning the compromise or arrangement (so that such exercise takes effect immediately after the court sanctions the compromise or arrangement but before such compromise or arrangement becomes effective), but only to the extent (if any) permitted by Rule 0 and, in this event, the Company shall notify Awardholders of the period (of at least 14 days, ending no more than 14 days before the date on which the court is expected to sanction the compromise or arrangement) during which Awards may be so exercised.

20.3	Any entitlement to exercise an Award pursuant to a determination by the Grantor in accordance with Rule 0 shall be in addition to the Awardholder’s rights under Rule 0.

21.	DEMERGER

21.1	Subject to Rule 0 if:-

21.1.1	notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary; and

21.1.2	the Committee is of the opinion, and the Auditors have confirmed, that Awardholders would or might be substantially prejudiced by the proposed demerger;

the Company (acting with the consent of the Committee) may, as soon as practicable notify the Awardholders that Awards may then be exercised, within one month (or such longer period as may be specified in such notice), to the extent (if any) permitted by Rule 0.

22.	WINDING-UP

22.1	If a notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Awardholders. An Award may then be exercised to the extent (if any) permitted by Rule 0 until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any such exercise of an Award pursuant to this Rule 0 shall be conditional upon the said resolution being duly passed. If such resolution is duly passed all Awards shall, to the extent that they have not been exercised, lapse immediately.

23.	REORGANISATION NOT INVOLVING A CHANGE OF CONTROL

23.1	If:-

23.1.1	in consequence of a demerger, reconstruction, reorganisation or amalgamation, the Company shall come under the Control of another company, or the business of the Company shall then be carried on by another company, and in either case, the persons who owned the Ordinary Share Capital immediately before such change of control will immediately thereafter continue to have Control of the Company and will then own more than 50 per cent of the issued ordinary share capital of such other company (other than fixed-rate preference shares); and

23.1.2	an Awardholder is offered an Exchange of Awards

then:-

(a)	the provisions of Rules 0, 0 and 0 shall not apply; and

(b)	such Award shall lapse and cease to be exercisable at the end of the period of 21 days beginning with the date on which such invitation is made or, if later, the end of the period in which the Awardholder may accept such invitation.

24.	EXTENT TO WHICH AWARDS MAY BE EXERCISED ON A CORPORATE TRANSACTION

24.1	The extent to which Awards may be exercised pursuant to Rule 0, 0, 0 or 0 shall be determined as follows:-

24.1.1	Awards may be exercised in respect of Award Shares that are Vested Shares before the relevant event;

24.1.2	unless the Committee determines otherwise in exceptional circumstances, Retention Awards may be exercised in respect of a proportion of Award Shares that were not Vested Shares before the relevant event, that will be determined by applying a pro-rata reduction to the number of such Award Shares on the basis of the ratio that the number of complete months from the Award Date to the date of the relevant event bears to 36 months;

24.1.3	unless the Committee determines otherwise in exceptional circumstances, Performance Share Awards may be exercised in respect of a proportion of Award Shares that were not Vested Shares before the relevant event that is determined by:-

(a)	determining the extent to which the Performance Target has been satisfied at the end of the Year or at the half year preceding such relevant event; and

(b)	by applying a pro-rata reduction to the number of Shares determined following the application of the Performance Target on the basis of the ratio that the number of complete months from the Award Date to the date of the relevant event bears to 36 months.

24.1.4	In this Rule 0, the date of a “relevant event” shall be the date of a Change of Control pursuant to Rule 0, the giving of a notice pursuant to Rules 0, 0 or, 0 or such other date as the Grantor (acting with the consent of the Committee) determines.

PART G: AMENDMENTS

25.	VARIATION OF SHARE CAPITAL

25.1	If the Ordinary Share Capital is altered by way of capitalisation or rights issue, sub-division, consolidation or reduction or there is any other variation in the share capital of the Company (including payment of a capital dividend) or (at the discretion of the Committee) a demerger, the Committee may make such adjustment as it considers appropriate:-

25.1.1	to the number of Award Shares; and/or

25.1.2	the price, if any, payable by an Awardholder to obtain Award shares; and/or

25.1.3	if an Award has been exercised but no Shares have been allotted or transferred in satisfaction of an Award, to the number of Shares which may be so allotted or transferred

PROVIDED THAT:-

(a)	except in the case of a sub-division, consolidation or a capitalisation issue, the Auditors shall give written confirmation that the adjustment is, in their opinion, fair and reasonable;

(b)	the number of Shares as so adjusted has been rounded down to the nearest whole number; and

(c)	if the Grantor of an Award is not the Company, no such adjustment shall be made without the Grantor’s consent.

25.2	The Company shall as soon as reasonably practicable notify every Awardholder affected by an adjustment made pursuant to Rule 0 as soon as reasonably practicable.

26.	ALTERATION OF THE PLAN

26.1	The Directors may at any time alter or add to any of the provisions of this Plan in any respect PROVIDED THAT no such alteration or addition shall be made to the advantage of existing or new Awardholders to the provisions relating to eligibility to participate, the overall limitations on the issue of new Shares, the individual limitations on Awards granted under this Plan, the basis for determining Awardholders’ rights to acquire Shares, the adjustment of such rights in the event of variation of the Ordinary Share Capital, or this Rule 0, without the prior approval by ordinary resolution of the shareholders of the Company SAVE THAT the provisions of this Rule 0 shall not apply to the extent that such alteration or addition is in the opinion of the Directors:-

26.1.1	a minor amendment which is necessary or appropriate to benefit the administration of this Plan;

26.1.2	to take account of any change in legislation; or

26.1.3	to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or new Awardholders, the Company or any member of the Group; and

26.1.4	if in relation to any Award the Grantor is not the Company, no alteration or addition shall be made to the terms of such Award without the approval of the Grantor.

26.2	The Company shall, as soon as reasonably practicable, give details of any such alteration or addition to every Awardholder (if any) affected by it.

PART H: MISCELLANEOUS

27.	ALLOCATION OF FUNDS

27.1	The Company may from time to time pay, or procure the payment of sums by members of the Group, to the Trustee for the purpose of enabling the Trustee to acquire Shares to be transferred in satisfaction of Awards.

27.2	The aggregate amount to be paid to the Trustee in any year shall be such amount (if any) as the Committee may determine SAVE THAT in the case of payments made by a Subsidiary, the amount of any payment shall be determined by agreement between the Company and the directors of the Subsidiary.

28.	SERVICE OF DOCUMENTS

28.1	Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of, the Company, the Committee or other Grantor, the Trustee or any administrator of this Plan to any person in accordance or in connection with this Plan shall be duly given:-

28.1.1	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

28.1.2	if he holds office or employment with any member of the Group, by delivering it to him at his place of work or by sending to him a facsimile transmission or e-mail addressed to him at his place of work and if so sent it shall be deemed to have been duly given at the time of transmission SAVE THAT a notice or document shall not be duly given by e-mail unless that person is known by his employer company to have personal access during his normal business hours to information sent to him by e-mail.

28.2	Any written notice or document so sent to an Eligible Employee or Awardholder shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company or other Grantor has notice of his death) except where his Personal Representatives have supplied to the Company an alternative address to which documents are to be sent.

28.3	Any written notice or document to be submitted or given to the Grantor, the Company, the Committee or other Grantor, the Trustee or any administrator of this Plan in accordance or in connection with this Plan may be delivered, sent by post, facsimile transmission or e-mail but shall not in any event be duly given unless it is actually received (or, in the case of an e-mail, opened) by the secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address is notified to Awardholders.

28.4	For the purposes of this Plan, an e-mail shall be treated as not having been duly made or received if the recipient of such e-mail notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter damage or interfere with any computer software or e-mail.

29.	RIGHTS ATTACHING TO SHARES

29.1	An issue or transfer of Shares or of any interest in Shares under this Plan shall be subject to the Memorandum and Articles of Association of the Company, the Listing Rules, the Model Code or any other requirement or guidance issued by the UK Listing Authority or the London Stock Exchange and which relates to dealings in Shares by directors or employees of any member of the Group and to any necessary consents of any government or any other authorities (whether in the United Kingdom or overseas) under any enactments or regulations from time to time in force. It shall be the responsibility of the Awardholder to do all such things as may be necessary to obtain or obviate the necessity for any such consent.

29.2	All Shares issued or transferred under this Plan shall rank equally in all respects with the Shares for the time being in issue, save as regards any rights attaching to such Shares by reference to a record date prior to the date of such issue or transfer.

30.	STAMP DUTY

Any stamp duty or stamp duty reserve tax payable in respect of a transfer of Shares to or at the direction of a Awardholder (other than stamp duty or stamp duty reserve tax payable on a sale of Shares by the Grantor at the direction of the Awardholder) shall be paid by the Company or, if different, the Grantor (who shall be reimbursed by the Company).

31.	JURISDICTION

31.1	This Plan shall be governed by and construed in all respects in accordance with English law.

31.2	The Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning an Award and any matter arising from or in relation to this Plan.

32.	THIRD PARTY RIGHTS

Except as otherwise expressly stated to the contrary, neither this Plan nor the making of any Award nor the Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this Plan and that Act shall not apply to this Plan or to the terms of any Award under it.

SCHEDULE 1

CSR plc

SHARE AWARD PLAN

PERFORMANCE TARGET

for awards made in the calendar year 2005

The following Performance Target shall apply to the Awards made in 2005. The Performance Period shall be from [1 January 2005] to [31 December 2007]

1.	DEFINITIONS

1.1	In this Performance Target, the following words and expressions shall have the following meanings:

“Comparator Group”	subject to clause 3 below, the companies listed in the Appendix hereto and “member of the Comparator Group” shall be construed accordingly;
“Net Return Index”	An index calculated to reflect movements in share price over a period and dividends reinvested on a net basis (without any associated tax credit) in shares on the ex-dividend date;
“Plan”	the CSR plc Share Award Plan
“Total Shareholder Return” in relation to a company

 TSR2  minus 1 where:

 TSR1

TSR1 in relation to a company is its average Net Return Index over each trading day during the three months ending immediately prior to the beginning of the Performance Period;

TSR2 in relation to a company is its average Net Return Index over each trading day during the last three months of the Performance Period (or the whole of the Performance Period where it is less than three months).

1.2	All the words and expressions defined in the rules of the Plan shall bear the same meaning when used in this Performance Target.

2.	LIMITATIONS ON EXERCISE OF THE PERFORMANCE SHARE AWARD

2.1	The Performance Target that applies to a Performance Share Award:-

2.1.1	compares the Company’s Total Shareholder Return to that of the members of the Comparator Group as set out in Clause 2.2 below; AND

2.1.2	requires that the Committee is satisfied that there has been a sustained improvement in the Company’s underlying financial performance over the Performance Period (2).

No Award Shares shall vest unless both the conditions of the Performance Target have been met to the satisfaction of the Committee.

(2)	In the 2005 AGM circular a commitment was given to disclose in the Remuneration Report for the year of vesting those factors considered by the Committee in relation to underlying financial performance.

2.2	The number of Award Shares which the Participant can acquire pursuant to a Performance Share Award is calculated as follows (subject to clause 2.5 below):

Position at which the Company is ranked	% of Award Shares exercisable
Upper Quartile or higher	100%
Between Median and Upper Quartile	Pro rata between 30% and 100%
Median	30%
Below Median	Nil

For the avoidance of doubt,

2.2.1	the median return will be found by applying the formula n/2 + 0.5;

2.2.2	the upper quartile return will be found by applying the formula n/ 4 + 0.5;

2.2.3	“n” is the number of companies in the Comparator Group at the date the Performance Target is calculated

2.2.4	if the Company attains a ranking between the median and upper quartile positions, the extent to which Awards become exercisable will be calculated by interpolating on a straight-line basis between the comparator companies with returns closest to the Company.

2.3	If the Performance Target is not satisfied in full at the end of the Performance Period, any portion of the Performance Share Award that has not become exercisable as a consequence of the Performance Target not being met in full shall forthwith lapse.

2.4	For these purposes a smaller negative Total Shareholder Return shall rank higher than a bigger negative Total Shareholder Return.

2.5	Where the operation of clause 2.2 produces a fraction of a share, this shall be rounded down to the nearest whole share.

3.	CALCULATION OF TOTAL SHAREHOLDER RETURN

3.1	As soon as practicable following the end of the Performance Period, the Committee shall calculate the Company’s Total Shareholder Return for the Performance Period and the Total Shareholder Return for each member of the Comparator Group, rank the members of the Comparator Group by Total Shareholder Return in descending order and specify the Company’s position in such ranking. The Committee shall, having completed such calculation, inform the Participant of the extent to which (if at all) the Performance Target has been satisfied. Such determination shall be final and binding.

3.2	The Committee may make such adjustments as it considers appropriate to take account of any factor which it considers to be relevant including but not limited to any intervening capital reorganisation of the Company or of any member of the Comparator Group, including, without limitation, any capitalisation issue, rights issue, sub-division or consolidation of share capital, reduction of capital or exempt distribution within the meaning of Section 213 of the Income and Corporation Taxes Act 1988, the suspension of the Company’s or a member of the Comparator Group’s shares from the Stock Exchange Daily Official List (or overseas equivalent); or the takeover of any member of the Comparator Group and the removal of its shares from the Stock Exchange Daily Official List (or overseas equivalent); or the de-merger of or from any member of the Comparator Group.

3.3

If any member of the Comparator Group ceases to exist, its shares cease to be listed in the Official List of the London Stock Exchange (or overseas equivalent), or otherwise is so changed as to make it, in the opinion of the Committee, unsuitable as a member of the Comparator Group, the Committee may in its absolute discretion: retain such company in the Comparator Group; exclude that company; or include a substitute for that company when calculating the Total Shareholder Return for any member of the Comparator Group for the Performance Period. The Committee shall notify Awardholders as soon as reasonably practicable of any change in the Comparator Group.

3.4	The calculations of the Committee shall not be open to question and the decision of the Committee regarding the calculation of TSR, the companies included within the Comparator Group and the ranking of the members of the Comparator Group shall be final and binding. In the absence of fraud the Committee shall be under no liability to any person by reason thereof or of anything done or omitted by them for the purposes thereof or in connection therewith.

3.5	If after the Grant Date of the Performance Share Award an event occurs of an exceptional nature which means that, in the opinion of the Committee, a different condition would be a fairer measure of the Company’s performance, the Committee may amend any of the provisions of this Performance Target PROVIDED THAT such amendment may only be one which the Committee considers will result in the Performance Target being materially no less difficult to satisfy than the original condition when it was set. The Committee shall exercise the powers conferred on it above in good faith and not arbitrarily or capriciously.

3.6	If after the Grant Date of the Performance Share Award, the Committee considers that the use of an alternative methodology for calculating the Total Shareholder Return would be more convenient, the Committee may amend such methodology PROVIDED THAT such amendment may only be one which the Committee considers will result in the relevant Performance Target being materially no less difficult to satisfy than it would have been without such amendment.

4.	CURTAILMENT OF PERFORMANCE PERIOD

4.1	If an event as described in Rule 16.1 (Cessation of Employment) or Rules 19 to 22 (Corporate Events) of the Plan occurs then:-

4.1.1	the Committee, as constituted immediately before that event, shall determine whether the Performance Target has been met;

4.1.2	the Performance Period shall end [on the 30 June or 31 December] immediately preceding the date of the event, unless determined otherwise by the Committee.

APPENDIX 1

2005 COMPARATOR GROUP

1.	ARM Holdings plc	21.	National Semiconductor Corporation

2.	ASE Test Inc.	22.	Nokia Oyj

3.	ASML Holding NV	23.	Nordic Semiconductor ASA

4.	Analog Devices Inc	24.	PMC-Sierra Inc.

5.	Apple Computer, Inc.	25.	Plantronics Inc

6.	Atheros Communications, Inc	26.	QUALCOMM Incorporated

7.	austriamicrosystems AG	27.	Research in Motion Ltd

8.	Bookham, Inc.	28.	SiRF Technology, Holdings Inc

9.	Broadloom Corporation	29.	STMicroelectronics N.V.

10.	Cirrus Logic Inc.	30.	Sigmatel, Inc.

11.	Conexant Systems, Inc	31.	Silicon Laboratories Inc

12.	Dell Inc.	32.	Skyworks Solutions, Inc.

13.	Dialog Semiconductor Plc	33.	Spirent plc

14.	GN Store Nord A/S	34.	Synopsys Inc.

15.	Hewlett-Packard Company	35.	TTP Communications plc

16.	Infineon Technologies AG	36.	Taiwan Semiconductor Manufacturing Company Limited

17.	Intel Corporation	37.	Teradyne Inc.

18.	Logitech International SA	38.	Texas Instruments Incorporated

19.	Marvell Technology Group Ltd	39.	Wavecom SA

20.	Motorola, Inc.	40.	Wolfson Microelectronics plc

SCHEDULE 2

CONTINGENT SHARE AWARDS

1.	The Committee may determine that Awards may be granted under the Rules of the Plan as varied by this Appendix 1.

2.	Awards granted pursuant to this Appendix 1 will take the form of Contingent Share Awards being a conditional right to receive a number of Shares (which may be newly issued Shares where the Committee so determines at the Award Date), subject to the terms and conditions of the Plan as varied by this Appendix 1. Contingent Share Awards may be granted as either Retention Awards or Performance Share Awards.

3.	Rule 0 of the Plan (Exercise of Awards) shall not apply to an Award granted pursuant to this Appendix, and instead the following Rule shall apply:

“Transfer of Award Shares”.

“As soon as reasonably practicable after Award Shares become Vested Shares, the Grantor shall procure the issue or transfer of such Shares to the Awardholder (or to his nominee).”

4.	In relation to an Award granted pursuant to this 0, Rule 0 (Cessation of Employment) shall be construed so that if an Awardholder ceases to hold office or employment within the Group for an reason specified in that Rule then the Grantor shall procure the issue or transfer to the Awardholder as soon as reasonably practicable after the date he so ceases of any Award Shares that are:-

4.1	Vested Shares at the date he so ceases; and

4.2	are additionally deemed to be Vested Shares pursuant to Rule 0 and Rule 0.

5.	In relation to an Award granted pursuant to this 0, Rules 0, 0, 0 and 0 shall be construed so that the Grantor shall procure the issue or transfer to the Awardholder (or to his nominee) of a number of Award Shares determined in accordance with Rule 0:-

5.1	as soon as reasonably practicable following the Change of Control where Rule 0 applies;

5.2	as soon as reasonably practicable following the court sanction of the scheme of arrangement where Rule 0 applies; and

5.3	as soon as reasonably practicable following the giving of a notice where Rules 0 or 0 apply.

APPENDIX 2

TO

CSR SHARE AWARD PLAN

(for California residents only, to the extent required by Section 25102(o))

Adopted November 28, 2008

This Appendix 2 to the CSR Share Award Plan shall apply only to the Awardholders who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix 2. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Awards granted to residents of the State of California with effect from the adoption of this Appendix 2, until such time as the Directors amend this Appendix 2 or the Directors otherwise provide.

1.	Definitions

1.1	“Cause”	(i) An act of dishonesty made by Awardholder in connection with Awardholder’s responsibilities as an employee, (ii) Awardholder’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Awardholder’s gross misconduct, (iv) Awardholder’s unauthorized use or disclosure of any proprietary information or trade secrets of the Group or any other party to whom Awardholder owes an obligation of nondisclosure as a result of Awardholder’s relationship with the Group, (v) Awardholder’s willful breach of any obligations under any written agreement or covenant with the Company, or (vi) Awardholder’s continued failure to perform his or her employment duties after Awardholder has received a written demand of performance from the Group which specifically sets forth the factual basis for the Group’s belief that Awardholder has not substantially performed his or her duties.

1.2	“Disability”	Total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

1.3	“Section 25102(o)”	Section 25102(o) of the California Corporations Code.

2.	The term of each Award shall be stated in the Award certificate or deed, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

3.	Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Awardholder, only by the Awardholder.

4.	If an Awardholder ceases to hold office or employment with the Group for other than Cause, Disability, or death, such Awardholder may exercise his or her Award granted as an option within such period of time as specified in the Award certificate or deed, which shall not be less than thirty (30) days following the date of the Awardholder’s termination, to the extent that the Award is vested on the date of termination or as accelerated under such circumstances as determined by the Committee as permitted by the Plan (but in no event later than the expiration of the term of the Award as set forth in the Award certificate or deed and as subject to Appendix 3 of the Plan).

5.	If an Awardholder ceases to hold office or employment with the Group for Cause, his or her Award will immediately cease to be exercisable and will terminate on the date the Awardholder ceases to hold office or employment with any member of the Group.

6.	If an Awardholder ceases to hold office or employment with the Group as a result of the Awardholder’s Disability, the Awardholder may exercise his or her Award granted as an option within such period of time as specified in the Award certificate or deed, which shall not be less than six (6) months following the date of the Awardholder’s termination, to the extent the Award is vested on the date of termination or as accelerated under such circumstances as determined by the Committee as permitted by the Plan (but in no event later than the expiration of the term of such Award as set forth in the Award certificate or deed and as subject to Appendix 3 of the Plan).

7.	If an Awardholder dies while he or she holds office or employment with the Group, any Award granted as an option may be exercised within such period of time as specified in the Award certificate or deed, which shall not be less than six (6) months following the date of the Awardholder’s death, to the extent the Award is vested on the date of death or as accelerated under such circumstances as determined by the Committee as permitted by the Plan (but in no event later than the expiration of the term of such Award as set forth in the Award certificate or deed and as subject to Appendix 3 of the Plan) by the Awardholder’s designated beneficiary, personal representative, or by the person(s) to whom the Award is transferred pursuant to the Awardholder’s will or in accordance with the laws of descent and distribution.

8.	No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

9.	The Directors shall make adjustments to the number and class of Shares of common stock that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award to the extent required by Section 25102(o).

10.	This Appendix 2 shall be deemed to be part of the Plan and the Directors shall have the authority to amend this Appendix 2 in accordance with Rule 26 of the Plan.

2

APPENDIX 3

TO

CSR SHARE AWARD PLAN

(for United States taxpayers only)

Adopted November 28, 2008

This Appendix 3 to the CSR Share Award Plan shall apply only to the Awardholders who are taxpayers in the United States and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix 3. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Awards granted to United States taxpayers with effect from the adoption of this Appendix 3, until such time as the Directors amend this Appendix 3 or the Directors otherwise provide.

1.	Each Award, or any vested portion thereof, shall be exercised by December 31 of the calendar year in which such Award, or portion thereof, vests, subject to earlier termination as set forth in the Award agreement. If not so exercised, such Award, or any vested portion thereof, shall lapse.

2.	Notwithstanding anything in the Plan or this Appendix 3 to the contrary, if the vesting of the balance, or some lesser portion of the balance, of any Award granted with an exercise price per Share that is less than 100% of the closing price of a Share (as derived from the Daily Official List) for the day immediately preceding the date of grant is accelerated pursuant to Rule 16.3 or Rule 16.4 in connection with an Awardholder ceasing to hold office or employment with the Group (provided that such cessation is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if the Awardholder is a “specified employee” within the meaning of Section 409A at the time of such “separation from service” then the issuance of the Shares subject to such Award otherwise payable on or within the six (6) month period following the Awardholder’s separation from service instead will be paid on the date that is six (6) months and one (1) day following the date of the Awardholder’s “separation from service”, unless the Awardholder dies following his or her “separation from service”, in which case, the Shares will be issued to the Awardholder’s estate as soon as practicable following his or her death. For purposes of this Appendix 3, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

3.	For purposes of this Appendix 3, Rule 16.3 will be replaced in its entirety as follows:

Where an Awardholder who holds a Retention Award ceases to hold office or employment within the Group in any of the circumstance specified at Rule 16.1 above (with the exception of retirement), the extent to which any Award Shares subject to such Retention Award that are not then Vested Shares may be deemed to be Vested Shares shall (unless the Committee determines otherwise in exceptional circumstances) be determined by applying a pro-rata reduction to the number of such Award Shares on the basis of the ratio that the number of complete months from the Award Date to the date of so ceasing to hold office or employment bears to the original number of months required to have lapsed before an option may fully vest.

If Rule 16.1 includes retirement, then, as of the date an Awardholder who holds a Retention Award becomes eligible for retirement based on the then applicable retirement policy, the extent to which any such Award Shares subject to such Retention Award that are not Vested Shares immediately prior to such date shall, as of such date, be deemed to be Vested Shares shall (unless the Committee determines otherwise in exceptional circumstances) be determined by applying a pro-rata reduction to the number of such Award Shares on the basis of the ratio that the number of complete months from the Award Date to the date the Awardholder becomes eligible for retirement to the original number of months required to have lapsed before an option may fully vest. The remaining Award Shares shall vest monthly thereafter as to the ratio of one month over the original number of months required to have lapsed before an option may fully vest (e.g., 1/36th for a three-year vesting period) of the Award Shares until such Awardholder ceases to hold office or employment with the Group.

4.	For purposes of this Appendix 3, Rule 16.4 will be replaced in its entirety as follows:

Where an Awardholder who holds a Performance Share Award ceases to hold office or employment within the Group in any of the circumstances specified at Rule 16.1 (with the exception of retirement), the extent to which any Award Shares subject to such Performance Share Award that are not then Vested Shares may be deemed to be Vested Shares shall be determined as follows (unless the Committee determines otherwise in exceptional circumstances):

16.4.1	by determining the extent to which the Performance Target has been satisfied at the end of the Year or at the half-year preceding such event; and

16.4.2	by applying a pro-rata reduction to the number of Shares determined following the application of the Performance Target on the basis of the ratio that the number of complete months from the Award Date to the date of so ceasing to hold office or employment bears to the original number of months required to have lapsed before an option may fully vest.

With respect to Performance Share Awards that are outstanding as of the date of this Appendix 3, where an Awardholder who holds such a Performance Share Award becomes eligible for retirement based on the then applicable retirement policy, the extent to which any Award Shares subject to such Performance Share Award that are not Vested Shares immediately prior to such date shall, as of such date, be deemed to be Vested Shares shall be determined as follows (unless the Committee determines otherwise in exceptional circumstances):

16.4.3	by determining the extent to which the Performance Target has been satisfied at the end of the Year or at the half-year preceding such event; and

16.4.4

by applying a pro-rata reduction to the number of Shares determined following the application of the Performance Target on the basis of the ratio that the number of complete months from the Award Date to the date the Awardholder becomes eligible for retirement to the original number of months required to have lapsed before an option may fully vest. The remaining Award Shares shall vest monthly thereafter as to the ratio of one month over the original number of months required to have lapsed before an option may fully vest (e.g., 1/36th for a three-year vesting period) of the Award Shares until such Awardholder ceases to hold office or employment with the Group.

5.	It is the intent of this Appendix 3 to comply with the requirements of Section 409A so that none of the Awards provided under this Appendix 3 or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

6.	This Appendix 3 shall be deemed to be part of the Plan and the Directors shall have the authority to amend this Appendix 3 in accordance with Rule 26 of the Plan.

2